Exhibit 99(a), Form 10-K
                                                  Kansas City Life
                                                  Insurance Company








                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549


                                      FORM 11-K







            [ ]             ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                          For the fiscal year ended December 31, 1998



                                         OR



            [ ]        TRANSITION REPORT PURSUANT TO SECTION 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED] For the transition period from __________ to ___________



                           Commission File Number 2-40764



         A. Kansas City Life Insurance Company Savings and Profit Sharing Plan 3520 Broadway
             Kansas City, Missouri 64111-2565



         B.  Kansas City Life Insurance Company
             3520 Broadway
             Kansas City, Missouri 64111-2565




Kansas City Life
Insurance Company
Savings and Profit Sharing Plan
(formerly the Kansas City Life
Insurance Company Savings
and Investment Plan)


Financial Statements

1998


Statement of Net Assets
  Available for Plan Benefits               1-2

Statement of Changes in Net Assets
  Available for Plan Benefits               3-4

Notes to Financial Statements               5-8

    Supplemental Schedules

Assets Held for Investment                    9

Transactions in Excess of Five
  Percent of the Current Value
  of the Plan Assets                         10

Report of Independent Auditors












Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1998
(in thousands)

                                        Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                        I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total

Assets
Investments, at fair value:
  Twentieth Century Growth              5,295       -         -       -    -        -       -       -       -       -    5,295
  Kansas City Life common stock             -   4,182    31,390       -    -        -       -       -       -       -   35,572
  Met Life Guar. Interest Contract          -       -         -   5,258    -        -       -       -       -       -    5,258
  Vanguard Bond Index Fund                  -       -         -       -  748        -       -       -       -       -      748
  Templeton Foreign Fund                    -       -         -       -    -    2,511       -       -       -       -    2,511
  Vanguard Balanced Index Fund              -       -         -       -    -        -   1,119       -       -       -    1,119
  Fidelity Value Fund                       -       -         -       -    -        -       -   3,358       -       -    3,358
  Vanguard Extended Market Fund             -       -         -       -    -        -       -       -   1,416       -    1,416
Loans to participants                       -       -         -       -    -        -       -       -       -   1,269    1,269
      Total investments                 5,295   4,182    31,390   5,258  748    2,511   1,119   3,358   1,416   1,269   56,546

Cash                                       39      -5        81      23    5       -3       9      39       7       -      195

Net assets available
    for plan benefits                   5,334   4,177    31,471   5,281  753    2,508   1,128   3,397   1,423   1,269   56,741











See accompanying Notes to Financial Statements.







1



Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1997
(in thousands)

                                        Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                        I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total
Assets
Investments, at fair value:
  Twentieth Century Growth              3,560       -         -       -    -        -     -         -       -       -    3,560
  Kansas City Life common stock             -   5,508    33,151       -    -        -     -         -       -       -   38,659
  Met Life Guar. Interest Contract          -       -         -   5,258    -        -     -         -       -       -    5,258
  Vanguard Bond Index Fund                  -       -         -       -  676        -     -         -       -       -      676
  Templeton Foreign Fund                    -       -         -       -    -    2,610     -         -       -       -    2,610
  Vanguard Balanced Index Fund              -       -         -       -    -        -   632         -       -       -      632
  Fidelity Value Fund                       -       -         -       -    -        -     -     3,168       -       -    3,168
  Vanguard Extended Market Fund             -       -         -       -    -        -     -         -   1,065       -    1,065
Loans to participants                       -       -         -       -    -        -     -         -       -   1,159    1,159
      Total investments                 3,560   5,508    33,151   5,258  676    2,610   632     3,168   1,065   1,159   56,787

Cash                                       15      13        86      22    4      (68)   26         8      51       -      157

Net assets available

    for plan benefits                   3,575   5,521    33,237   5,280  680    2,542   658     3,176   1,116   1,159   56,944












See accompanying Notes to Financial Statements.







2




Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1998
(in thousands)

                                        Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                        I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total

Contributions:
  Employer                                -        -     1,448      -       -       -       -      -       -       -    1,448
  Employee                              486      226         -    314      71     288     120    443     201       -    2,149
  Rollover                                7        -         -      -      10       -       -     24      17       -       58
                                        493      226     1,448    314      81     288     120    467     218       -    3,655

Investment income, net:
  Interest                                -        -         8    329       -       -       -      -       -       -      337
  Interest on participant loans          27        8         -     17       3      11       5     21      10       -      102
  Dividends                             869      103       681      -      44     266      38    463     108       -    2,572
  Net appreciation (depreciation)
     on investments                     488     (170)   (1,490)     -      13    (378)    109   (473)      1       -   (1,900)
    Net investment income             1,384      (59)     (801)   346      60    (101)    152     11     119       -    1,111




Employee withdrawals                   (118)  (1,739)   (2,374)  (420)    (43)    (77)     (9)  (136)    (14)      -   (4,930)
Forfeitures                               -        -       (39)     -       -       -       -      -       -       -      (39)
Participant loans:  Made               (201)     (54)        -   (192)    (31)    (69)    (20)   (95)    (35)    697        -
                    Repaid              153       39         -    114      17      66      22    128      48    (587)       -
Transfer from (to) other funds           48      243         -   (161)    (11)   (141)    205   (154)    (29)      -        -



Net assets available for
   plan benefits:
  Net increase (decrease)             1,759   (1,344)   (1,766)     1      73     (34)    470    221     307     110     (203)
  Beginning of year                   3,575   (5,521)   33,237  5,280     680   2,542     658  3,176   1,116   1,159   56,944


      End of year                     5,334    4,177    31,471  5,281     753   2,508   1,128  3,397   1,423   1,269   56,741



See accompanying Notes to Financial Statements.


3




Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1997
(in thousands)

                                        Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                        I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total

Contributions:
  Employer                                -       -    1,809       -       -       -       -       -       -       -    1,809
  Employee                              343     193        -     300      71     288      78     402     134       -    1,809
                                        343     193    1,809     300      71     288      78     402     134       -    3,618

Investment income, net:
  Interest                                -       -       11     314       -       -       -       -       -       -      325
  Interest on participant loans          21       8        -      16       2      12       4      20       6       -       89
  Dividends                             524     115      663       -      43     277      24     426      72       -    2,144
  Net appreciation (depreciation)
     on investments                     228   1,693    9,721       -      17    (106)     78     100     120       -   11,851
    Net investment income               773   1,816   10,395     330      62     183     106     546     198       -   14,409




Employee withdrawals                   (111)   (206)  (1,483)   (525)    (25)   (116)    (12)   (144)    (44)      -   (2,666)
Forfeitures                               -       -      (62)      -       -       -       -       -       -       -      (62)
Participant loans:  Made               (133)    (64)       -    (185)    (12)    (76)     (4)   (130)     (8)    612        -
                    Repaid              111      72        -      90      10      60      12      98      30    (483)       -
Transfer from (to) other funds           40    (517)       -     555     (70)   (105)     91    (101)    107       -        -



Net assets available for
   plan benefits:
  Net increase (decrease)             1,023   1,294   10,659     565      36     234     271     671     417     129   15,299
  Beginning of year                   2,552   4,227   22,578   4,715     644   2,308     387   2,505     699   1,030   41,645


      End of year                     3,575   5,521   33,237   5,280     680   2,542     658   3,176   1,116   1,159   56,944



See accompanying Notes to Financial Statements.


4




Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Notes To Financial Statements


ORGANIZATION

The Kansas City Life  Insurance  Company  Savings and Profit  Sharing  Plan (the
Plan), formerly the Kansas City Life Insurance Company Savings and Investment Plan, is a defined contribution benefit plan sponsored by Kansas City Life Insurance Company (the Company) and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by a committee appointed by the Executive Committee of the Company. On January 1, 1988, the original plan was revised to incorporate the provisions of Section 401(k) of the Internal Revenue Code. The cash and investments of the Plan are in the custody of three trustees who are also officers of the Company. The Plan consists of nine funds. Fund I invests in a growth stock fund. Funds II and III invest in the Company's common stock. All Company contributions and earnings thereon are included in Fund III. Fund IV invests in a guaranteed interest contract. Fund V invests in an investment grade bond fund. Fund VI invests in a managed global common stock fund. Fund VII invests in a balanced index fund. Fund VIII invests in a capital appreciation stock fund. Fund IX invests in a small capitalization stock index fund.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Plan have been prepared on the basis of generally accepted accounting principles.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Valuation of Investments

The investments of the Plan in Funds I and V through IX are reported at fair value based upon net asset value of the mutual fund shares held. The investments in Funds II and III are reported at fair value based upon December's average bid price. Investments in Fund IV are reported at the contract value as stated in the guaranteed interest contract, which approximates fair value. The cost of investments sold is determined on the average cost basis.



5



NOTES TO fINANCIAL STATEMENTS (continued)


Expenses

With the exception of mutual fund administrative fees, costs associated with the administration of the Plan are borne by the Company.

Reclassification

Certain 1997 amounts have been reclassified to conform with 1998 presentation.

ELIGIBILITY

Each employee, who is at least 21 years of age and has completed one year of employment, with a minimum of 1,000 hours of employment from date of hire is qualified to participate in the Plan.

CONTRIBUTIONS

Participants may elect to contribute a percentage of their unreduced monthly base salary to the Plan. In 1997, participants could contribute from one to ten percent of their salary. Effective January 1, 1998, the Plan was amended to increase the maximum contribution to 15 percent. Contribution percentages can only be changed once in any six-month period. The maximum contribution for any participant who is classified as highly compensated is six percent. The maximum contribution for an individual participant was $10,000 in 1998 and $9,500 in 1997.

The Company matches participant contributions using current or accumulated earnings and profits. Matching contributions are made to the Plan as soon as practical after the end of each month. The Company's contributions are made in common stock of the Company, which is valued at the average of its bid price on the over-the-counter market for all business days following the previous monthly valuation date. In 1997, the Company matched 100 percent of each participant's contribution to the Plan. Effective January 1, 1998, the Plan was amended to reduce the match to up to 6 percent of salary. The Plan was also amended in that the Company may contribute a profit sharing amount of up to 4 percent of salary depending upon the Company's profit performance. No profit sharing contributions were made in 1998.

WITHDRAWALS AND LOANS

The Plan allows a participant to withdraw all or a part of the value of his or her account which was contributed prior to January 1, 1988. The value of a participant account attributable to contributions after that date may not be withdrawn except in cases of extreme financial hardship. Hardship withdrawals are subject to the approval of the Administrative Committee, and any such withdrawal will be limited to the amount of actual contributions made to the Plan. Gains associated with the contributions or any of the matching Fund III amounts may not be withdrawn for any reason.

Participants may request a loan from the 401(k) portion of their elective accounts under the terms and conditions established by the Administrative Committee. The amount that may be borrowed is limited in accordance with the Internal Revenue Code Section 72(p). Loans will be made for a period no longer than five years, except for a loan used to acquire a primary residence, which may be for up to ten years.



6



NOTES TO FINANCIAL STATEMENTS (continued)


INVESTMENTS

The guaranteed interest contract held by the Plan provided an average yield of
6.52 percent and 6.34 percent during 1998 and 1997, respectively. Crediting rates were 6.55 percent and 6.35 percent at December 31, 1998 and 1997, respectively. These rates are reset every three months.

The fair value of individual investments that represent 5 percent or more of the Plan's participating employees' net assets available for plan benefits follows.
                                                          1998    1997
                                                          (in thousands)
Twentieth Century Growth Stock Fund,
 194,970 shares  - 1998 and 148,251 shares  - 1997.      5,295   3,560
Kansas City Life Insurance Company common stock,
 430,265 shares - 1998 and 445,954 shares - 1997.       35,572  38,659
Met Life Managed Guaranteed Interest Contract            5,258   5,258
Fidelity Value Fund
 72,449 shares - 1998 and 58,613 shares - 1997.          3,358   3,168



The fair value of the Plan's investments has changed as follows.

                                  1998                           1997

                                  Net                           Net
                              Appreciation                  Appreciation
                             (Depreciation)                (Depreciation)
                Fair Value    In Fair Value     Fair Value  In Fair Value
                    (in thousands)                   (in thousands)

Fund I         $5,295            488            $3,560            228
     II         4,182           (170)            5,508          1,693
     III       31,390         (1,490)           33,151          9,721
     IV         5,258              -             5,258              -
     V            748             13               676             17
     VI         2,511           (378)            2,610           (106)
     VII        1,119            109               632             78
     VIII       3,358           (473)            3,168            100
     IX         1,416              1             1,065            120

Total         $55,277         (1,900)          $55,628         11,851

7

NOTES TO FINANCIAL STATEMENTS (continued)


VESTING

Company contributions vest to the participant 30 percent after three years of employment, 40 percent after four years and an additional 20 percent each year thereafter until the participant is fully vested in Company contributions after seven years.

PLAN DOCUMENT

The Plan document is available upon request. Participants should refer to this document for a more complete description of the Plan's provisions.

TAX STATUS

The Internal Revenue Service has issued a determination letter dated October 3, 1995 that, in form, the Plan and Trust forming a part thereof, meet the requirements of the Internal Revenue Code Section 401(a) as a qualified plan and trust. If the Plan qualifies in operation, the Trust's earnings will be exempt from taxation, the Company's contributions will be deductible, and each participant will incur no current tax liability on either the Company's contributions or any earnings of the trust credited to the participant's account prior to the time that such contributions or earnings are withdrawn or made available to the participant. At the time a distribution occurs, whether because of retirement, termination, death, disability or voluntary withdrawal of funds, any amounts distributed comprised of Company contributions, employee pretax contributions, and earnings on contributions of the Company or the participant shall be taxed to the participant at the tax rate then in effect. The Plan administrator believes the Plan is being operated in compliance with the applicable requirements of the Internal Revenue Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.

PLAN TERMINATION

Although the Company has not expressed any intent to terminate the Plan, it may do so at any time by adoption of a written resolution by the Company's Board of Directors or the Executive Committee of the Board of Directors. Upon termination of the Plan, participants' accounts would become fully vested and nonforfeitable and distributions would be made as promptly as possible.

IMPACT OF YEAR 2000 (unaudited)

The Company is currently converting to a new administrative system which will be year 2000 compliant. It is anticipated that this conversion will be completed by September 1999. The costs related to becoming year 2000 ready are minor and will be borne by the Company and therefore will not have an effect on the Plan's financial statements.


8

Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Assets Held for Investment
December 31, 1998
(in thousands, except shares)

                                                Number of
                                                Shares or
Description of Investments                      Par Value      Cost   Fair Value

Common stock:
Kansas City Life Insurance Company *            430,265 shares  16,389   35,572

Mutual funds:
Twentieth Century Growth Stock Fund             194,970 shares   3,726    5,295
Met Life Managed Guar. Interest Contract        $5,258 par value 5,258    5,258
Vanguard Bond Index Fund                        72,856 shares      722      748
Templeton Foreign Fund                          299,258 shares   2,670    2,511
Vanguard Balanced Index Fund                    60,528 shares      889    1,119
Fidelity Value Fund                             72,449 shares    3,369    3,358
Vanguard Index Trust-Extended Market Fund       46,248 shares    1,235    1,416
    Total mutual funds                                          17,869   19,705

Loans:
Loans to participants (interest rates range from
  6.5% to 10.0%)                                -                1,269    1,269

                                                                35,527   56,546



* Party-in-interest to the Plan.



9

Kansas City Life Insurance Company
Savings and Investment Plan
Transactions in Excess of
Five Percent of the Current Value of the Plan Assets
Year ended December 31, 1998
(in thousands, except shares)


Party Involved and
Description of Asset    Transactions    Shares   Cost  Consideration  Net Gain


Category (iii)--series of transactions in excess of 5 percent of plan assets:

Kansas City Life
  common stock *          14 buys       21,979  $1,883          -           -

Kansas City Life
  common stock *          8 sells       37,668   1,344      3,310       1,966



There were no category (i), (ii), or (iv) reportable transactions during 1998.




* Party-in-interest to the Plan.




10


Report of Independent Auditors

The Board of Trustees
Kansas City Life Insurance Company
Savings and Profit Sharing Plan

We have audited the accompanying statements of net assets available for plan benefits of the Kansas City Life Insurance Company Savings and Profit Sharing Plan (formerly the Kansas City Life Insurance Company Savings and Investment
Plan) (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1998 and 1997, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1998 and transactions in excess of 5% of the current value of plan assets for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The Fund Information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/Ernst & Young LLP

Kansas City, Missouri
February 24, 1999